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                                                                   EXHIBIT 10.18

                                       FORM OF
                                STOCK OPTION AGREEMENT
                                   PURSUANT TO THE
                            FALCON BUILDING PRODUCTS, INC.
                           MANAGEMENT STOCK INCENTIVE PLAN

    THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of June 17, 1997 (the "Effective Date"), between Falcon Building Products, Inc., a Delaware corporation (the "Company"), and the individual signatory hereto (the "Optionee").

                                   R E C I T A L S
                                   - - - - - - - -

    A. The Company has adopted the Senior Management Stock Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit 1.

    B. The Company desires to grant the Optionee the opportunity to acquire an increased proprietary interest in the Company to encourage the Optionee's contribution to the success and progress of the Company.

    C. In accordance with the Plan, the Committee (as defined in the Plan) has as of the Effective Date granted to the Optionee a non-qualified option to purchase shares of Class C Common Stock, $0.01 par value, of the Company (the "Class C Stock") subject to the terms and conditions of the Plan and this Agreement.


                                      AGREEMENTS
                                      ----------

    1. DEFINITIONS. Capitalized terms used herein shall have the following meanings:

         "Act" is defined in Section 10(a).

         "Acquisition Capital" is defined in Section 3(b).

         "Affiliate" means (i) any person which, directly or indirectly, is in control of, is controlled by, or is under common control with such person,
(ii) any person who is a director or officer (A) of such person, (B) of any subsidiary of such person or (C) of any person described in clause (i) above, or (iii) any person which is a transferee of any such person and with which Investcorp Bank E.C. or one of its affiliates has an administrative relationship. For purposes of this definition, control of a person shall mean the power, direct or indirect, (X) to vote 50% or more of the securities having ordinary voting power for the election of directors of such person, whether by ownership of securities, contract, proxy or otherwise, or (Y) to direct or cause the direction of the management and policies of such person, whether by ownership of securities, contract, proxy or otherwise.

         "Agreement" means this Stock Option Agreement.

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         "Approved Sale" means a transaction or a series of related transactions which results in a BONA FIDE, unaffiliated change of economic beneficial ownership of the Company or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock of the Company, the sale of the assets of the Company, or a merger or consolidation (other than (i) a sale of stock by an Initial Stockholder to another Initial Stockholder or (ii) a sale of stock in a public offering or pursuant to Rule 144 under the Act).

         "Cause," when used in connection with the termination of employment of Optionee means (a) conviction of Optionee for a felony, or the entry by Optionee of a plea of guilty or NOLO CONTENDERE to a felony, (b) the commission of an act of fraud involving dishonesty for personal gain which is materially injurious to the Company, (c) the willful and continued refusal by the Optionee to substantially perform his duties with the Company (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury), after a demand for substantial performance is delivered to the Optionee by the Company's Board of Directors, where such demand specifically identifies the manner in which the Company's Board of Directors believes that the Optionee has refused to substantially perform his duties and the passage of a reasonable period of time for Buyer to comply with such demand or (d) the willful engaging by the Optionee in gross misconduct materially and demonstrably injurious to the Company or its Subsidiaries. Notwithstanding the foregoing, with respect to termination for Cause arising out of conduct described in clause (b), (c) or (d) above, such a termination will not be deemed to be a termination for Cause hereunder unless there shall have been delivered to the Optionee a copy of a resolution duly adopted by the affirmative vote of a majority of the entire Board of Directors of the Company, at a meeting of such Board called and held for that purpose (after reasonable notice to the Optionee and an opportunity for the Optionee, together with his counsel or other advisors, to be heard at such meeting), finding that in the good faith opinion of the Board the Optionee had engaged in conduct described above in clause (b), (c) or (d) of the first sentence of this paragraph and specifying the particulars thereof in detail.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company setting forth the rights, preferences and privileges of and restrictions on the Class C Stock.

         "Class C Stock" is defined in recital C.

         "Closing Date" means the date of the closing of the merger of FBP Acquisition Corp., Inc. with and into the Company (the "Merger").

         "Company" is defined in the preamble.

         "Disability" means the failure by the Optionee to render full-time employment services to the Company for an aggregate of sixty (60) business days in any continuous period of six (6) months on account of physical or mental disability.


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         "EBITDA" is defined in Section 3(a).

         "Effective Date" is defined in the preamble.

         "Endorsed Certificate" is defined in Section 9(a).

         "Exercise Price" is defined in Section 2.

         "Fair Market Value" means the value of a Share, as of the Termination Date, calculated pursuant to Section 9(d).

         "Fiscal Year" means the fiscal year of the Company.

         "Good Reason" means a significant adverse change to the employment responsibilities, authority or base compensation of the Optionee, provided that Good Reason shall not exist unless the Optionee shall have first provided the Board of Directors with written notice of the facts constituting such adverse change and the Company shall have failed to remedy or cure such situation within thirty (30) days following receipt of such notice.

         "Initial Public Offering" means the closing of the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if following such sale (i) the Company is a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or national securities system.

         "Initial Stockholders" means the stockholders of the Company immediately following the closing of the Merger who were neither (i) employees of the Company on the Closing Date, nor (ii) stockholders of the Company's Class A Common Stock prior to the Closing Date; and any Affiliates of such stockholders.

         "Instrument" is defined in Section 3(b).

         "Investment" is defined in Section 3(b).

         "Merger" is defined in the definition of "Closing Date."

         "Option" is defined in Section 2.

         "Optionee" is defined in the preamble.

         "Option Shares" is defined in Section 2.

         "permitted transferee" means for an Optionee, his or her spouse, child, estate, personal representative, heir or successor or a trust for the benefit of the Optionee or his or her spouse, child or heir.

         "person" means an individual, partnership, corporation, limited liability company, trust, joint venture or other entity.

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         "Plan" is defined in recital A.

         "Put Date" is defined in Section 9(b).

         "Repurchase Date" is defined in Section 9(a).

         "Repurchase Period" is defined in Section 9(a).

         "Retirement" has the meaning set forth in the employment agreement between the Company and the Optionee, or if there is no such employment agreement, means the Optionee's retirement from employment with the Company in accordance with the Company's normal retirement policy generally applicable to its salaried employees or as approved in connection with such Retirement by the Board of Directors.

         "Second Repurchase Period" is defined in Section 9(a).

         "Shareholder" means FBP Limited, a Cayman Islands corporation.

         "Subsidiary" means any joint venture, corporation, partnership or other entity as to which the Company, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

         "Termination Date" means the date on which the Optionee ceases to be employed by the Company for any reason.

         "Vesting Date" is defined in Section 3(b).

    2. GRANT OF OPTION. The Company grants to the Optionee the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of shares of Class C Stock set forth below the Optionee's signature below (the "Option Shares"), at the purchase price of $17.75 per Share (as such amount may be adjusted in accordance with this Agreement and the terms of the Plan, the "Exercise Price"), on the terms and conditions set forth herein.

    3.   EXERCISABILITY.  Subject to the provisions of Section 4:

         (a) The Optionee's right to exercise the Option shall vest to the extent of the percentage of Option Shares set forth in Column (D) of Exhibit 2 of this Agreement as of the end of each fiscal year set forth on Exhibit 2 if the Company's Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as defined on Exhibit 2, equals or exceeds the Target annual EBITDA amount set forth in column (B) of Exhibit 2 with respect to such fiscal year. If for any such fiscal year the Company's cumulative annual EBITDA amount for that and the preceding fiscal years equals or exceeds the Cumulative Target EBITDA amount set forth in column (C) of
Exhibit 2 with respect to such fiscal year, the Optionee's right to exercise the Option shall vest to the extent that it would have vested, but did not in fact vest, had the Company achieved its Target annual EBITDA amounts for that and each of the preceding fiscal years; provided, however, that notwithstanding the Company's cumulative EBITDA amount

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equaling or exceeding the Cumulative Target EBITDA amount, the Option shall not vest (subject to Sections 3(c) and 3(d)) as to any year in which the Company's EBITDA did not equal or exceed the Minimum Level EBITDA amount set forth in column (A) of Exhibit 2 with respect to such fiscal year.

         (b) In addition to the seventy percent (70%) of the Option Shares which may vest under Section 3(a) above, the Optionee's right to exercise the Option shall vest to the extent of up to thirty percent (30%) of the number of Option Shares as set forth in the following sentence. For the first One Hundred Ninety Million Dollars ($190,000,000) of funds invested (including cash expended by the Company and obligations assumed in consummating the investment including, but not limited to, third party debt financing and contingent liabilities associated with the investment such as earn-out payments, such cash and assumed obligations being referred to herein as "Acquisition Capital") by the Company prior to December 31, 2001, in connection with the acquisition of operating businesses or participation in joint ventures (an "Investment "), the Option shall vest on the Vesting Date (as defined below) to the extent of thirty percent (30%) multiplied by a fraction, the numerator of which is, for each Investment, the Acquisition Capital and the denominator of which is One Hundred Ninety Million Dollars ($190,000,000); provided, however, with respect to each Investment, no such vesting shall occur until (i) the end of twenty four (24) whole months after the closing of the Investment (the "Vesting Date"), and (ii) the Board of Directors of the Company, in its sole discretion, having determined that the Investment has attained the financial and strategic objectives initially established at the time the Investment was made.

         (c) To the extent any portion of the Option is unvested at the closing of the Initial Public Offering, the provisions of Sections 3(a) and 3(b) shall thereafter cease to be applicable to such unvested portion and thirty-three percent (33%) of such unvested portion will vest on the first anniversary of the Initial Public Offering and the remaining sixty-seven percent (67%) of such unvested portion will vest on the second anniversary of the Initial Public Offering.

         (d) Notwithstanding Sections 3(a), 3(b), 3(c), the right to exercise the Option shall immediately vest (i) in full upon the seventh (7th) anniversary of the Effective Date provided that the Optionee remains continuously employed by the Company through such anniversary, or (ii) upon an Approved Sale or during the thirty (30) day period prior to such Approved Sale as provided in Section 6(a), (A) as to fifty percent (50%) of the number of then unvested Option Shares if, and only if, the Approved Sale results in the Initial Stockholders actually receiving an Internal Rate of Return (as hereinafter defined) equal or greater than twenty percent (20%) per annum, but less than thirty percent (30%) per annum, and (B) as to one hundred percent (100%) of the number of then unvested Option Shares if, and only if, the Approved Sale results in the Initial Stockholders actually receiving an Internal Rate of Return equal or greater than thirty percent (30%) per annum provided that, if the Company is a corporation described in Section 280G(b)(5)(ii) of the Internal Revenue Code of 1986, as amended (the Code), no acceleration shall occur pursuant to this Section 3(d)(ii) unless prior to the Approved Sale the shareholder approval requirements of Code Section 280G are met. The Internal Rate of Return shall be calculated on a compounded basis from the Closing Date to the date of the closing of the Approved Sale and shall take into account all dilution resulting from the vesting of Options as a result of such Approved Sale.

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         (e)  Notwithstanding anything to the contrary contained in this
Section 3, if on the Effective Date the Company is a publicly held company within the meaning of Section 162 of the Code, and the regulations promulgated thereunder, the Option granted hereunder shall not become exercisable prior to the date on which shareholder approval within the meaning of Code Section 162(m) has been received.

         (f) The Company will use commercially reasonable best efforts to obtain those shareholder approvals which may be required pursuant to Sections 3(d) and 3(e) prior to June 30, 1998.

    4.   EXPIRATION.

         (a) Subject to Section 6(a), the vested portion of the Option shall expire upon the thirtieth (30th) day following the tenth (10th) anniversary of the Effective Date unless (i) the Optionee is terminated by the Company other than for Cause or the Optionee terminates his or her employment for Good Reason, in which case the vested portion of the Option shall expire on the earlier of the date (A) eighteen (18) months after the Termination Date or (B) the thirtieth (30th) day following the tenth (10th) anniversary of the Effective Date; (ii) the Optionee resigns without Good Reason or is terminated for Cause from employment by the Company, in either of which cases the vested portion of the Option shall expire on the Termination Date; (iii) the Optionee ceases to be employed by the Company for any other reason, including without limitation, the Optionee's death, Disability or Retirement, in which case the vested portion of the Option shall expire sixty (60) days following the Termination Date; (iv) the Company or the Shareholder exercises the repurchase right pursuant to Section 9 hereof, in which case the vested portion of the Option shall expire on the business day immediately preceding the Repurchase Date; of (v) the Optionee or his or her representative exercises the put right pursuant to Section 9 hereof, in which case the vested portion of the Option shall expire on the business day immediately preceding the Put Date.

         (b) The unvested portion of the Option shall expire on the earlier to occur of (i) the Termination Date, except in the case where the Optionee is terminated from employment by the Company without Cause, resigns for Good Reason or ceases to be employed by the Company due to Retirement, death or Disability, in each of which cases the unvested portion of the Option shall expire for all purposes other than vesting under Section 3(a) on the Termination Date, but for purposes of vesting under Section 3(a) shall expire on the thirtieth (30th) day following the date on which the Optionee received notice of the EBITDA for the Fiscal Year during which the Termination Date occurred, or (ii) an Approved Sale, but only after giving effect to the provisions of Section 3(d)(ii).

    5. NONTRANSFERABILITY. Subject to Section 9 hereof, the Option shall not be transferable by the Optionee otherwise than upon the Optionee's death to a permitted transferee and the Option is exercisable, during the Optionee's lifetime, only by him or her or, in the event of the Optionee's Disability, his or her guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment,

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transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, the Optionee shall have thirty (30) days after notice thereof to cure such levy or process before the Option terminates. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option pursuant to the first sentence of this Section.

    6.   EFFECT OF APPROVED SALE; ADJUSTMENTS.

         (a) In the event of an Approved Sale, the unexercised portion of the Option shall terminate upon such Approved Sale, provided that, unless the agreement or plan of merger effecting such Approved Sale provides that the Optionee shall receive upon such Approved Sale, with respect to the entire vested but unexercised portion of the Option, the same consideration that the holders of the Class C Stock shall be entitled to receive upon such Approved Sale, less the Exercise Price attributable to such vested but unexercised portion, then the Optionee shall be given at least thirty (30) days' prior notice of the proposed Approved Sale and shall be entitled to exercise (which exercise may be made contingent on the closing of such Approved Sale) such vested but unexercised portion of the Option at any time during such thirty (30) day period up to and until the close of business on the day immediately preceding the date of consummation of such Approved Sale and upon exercise of the Option the Option Shares shall be treated in the same manner as the shares of any other holder of Class C Stock.

         (b) Subject to Section 6(a), if the shares of any outstanding class of equity security of the Company are changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalization, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events (including without limitation the conversion of Class C Stock into common stock pursuant to the charter documents of the Company), an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the price for each share or other unit of any securities subject to this Agreement, in accordance with Section 13 of the Plan. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary; provided, however, that in lieu of fractional interests, the Optionee, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the fair market value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

    7. EXERCISE OF THE OPTION. Prior to the expiration thereof, the Optionee may exercise the vested portion of the Option from time to time in whole or in part. Upon electing to exercise the Option, the Optionee shall deliver to the Secretary of the Company a written and signed notice of such election setting forth the number of Option Shares the Optionee has elected to purchase and shall at the time of delivery of such notice tender cash or a cashier's or certified bank check to the order of the Company for the full Exercise Price of such Option Shares and any amount required pursuant to
Section 18 hereof. The Committee further may, in its discretion, permit payment of the Exercise Price in such form or in such manner as may be permissible under the Plan and under any applicable law.


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    8.   RESTRICTIONS ON TRANSFERS OF OPTION SHARES; PERMITTED TRANSFEREES.
Subject to Sections 9, 13 and 14 hereof, prior to 180 days following an Initial Public Offering, the Option Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that the Optionee may transfer the Option Shares (i) to a permitted transferee or (ii) pursuant to Section 4 or Section 5 of Article IV of the Certificate of Incorporation. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option Shares and each reference to the Optionee herein shall encompass also permitted transferees of the Optionee. The stock certificates issued to evidence Option Shares upon exercise of the Option hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

    9.   REPURCHASE OF OPTION SHARES.

         (a) In the event that the Optionee ceases to be employed by the Company for any reason prior to an Initial Public Offering or an Approved Sale, the Company, during the ninety (90) days following the Termination Date (the "Repurchase Period"), shall have the right to purchase all, but not less than all, of the Option Shares. If the Company does not elect to purchase the Option Shares during the Repurchase Period, the Shareholder, during the thirty (30) days following the expiration of the Repurchase Period (the "Second Repurchase Period"), shall have a one-time right to purchase all, but not less than all, of the Option Shares. The purchase price for each Option Share shall equal Fair Market Value. If the Company or Shareholder (as applicable) elects to purchase the Option Shares, it shall notify the Optionee at or before the end of the Repurchase Period or Second Repurchase Period, as applicable, of such election and the purchase price shall be paid in cash at a time set by the Company or Shareholder (as applicable) (the "Repurchase Date") within thirty (30) days after the end of the Repurchase Period or Second Repurchase Period, as applicable, provided that the Optionee has presented to the Company or Shareholder (as applicable) a stock certificate evidencing the Option Shares duly endorsed for transfer (the "Endorsed Certificate"). If the Optionee fails to deliver the Endorsed Certificate, the Option Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company or Shareholder (as applicable) of the purchase price to the Optionee or his or her permitted transferee or (ii) notice to the Optionee or such permitted transferee that the Company is holding the purchase price for the account of the Optionee or such permitted transferee, and upon such payment or notice the Optionee and such permitted transferee will have no further rights in or to such Option Shares.

         (b) If the Optionee's employment by the Company is terminated prior to an Initial Public Offering or an Approved Sale due to the Optionee's Retirement, death or Disability, the Optionee or his or her representative, during the sixty (60) days following the Termination Date, shall have a one-time right to require the Company to purchase all, but not less than all, of the Option Shares at Fair Market Value. The purchase price shall be paid in cash on the thirtieth (30th) day after the Company has received notice of the Optionee's election to exercise his put right (the "Put Date"), provided that the Company need not pay the purchase price until such later time that the Optionee presents to the Company the Endorsed Certificate.

         (c) In the event that at the Termination Date a portion of the Option may subsequently vest and/or remain exercisable in accordance with Section 4(b) hereof, by notice to

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the Optionee delivered during the Repurchase Period or the Second Repurchase
Period, as applicable, the Company or the Shareholder may elect to purchase any Option Shares that may subsequently be acquired by the Optionee upon such subsequent vesting or exercise, and Optionee may elect to sell said shares to the Company by notice to such effect during the ninety (90) day period following the Termination Date. If notice with respect to the purchase or sale of such Option Shares was delivered as provided in this paragraph, the Option Shares acquired upon such exercise shall be acquired by the Company on the earlier of the date of acquisition of the Option Shares or the thirty-first (31st) day following the date on which the Optionee received the notice of the determination of the EBITDA for the Fiscal Year during which the Termination Date occurred at Fair Market Value calculated as of the Termination Date.

         (d) The Fair Market Value of Option Shares to be purchased by the Company or Shareholder hereunder shall be determined in good faith by the Company's Board of Directors. If the Board determination is challenged by Optionee, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value. If Optionee and the Company cannot agree upon an investment banker or appraiser each shall choose an investment banker or appraiser and the two investment bankers or appraisers shall choose a third investment banker or appraiser who alone shall establish the Fair Market Value. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority discount or lack of liquidity of the Option Shares) and shall be determined using customary criteria generally employed within the investment banking community at the time such determination is made for valuing an entity similar to the Company. The investment banker's or appraiser's determination shall be conclusive and binding on Shareholder, the Company and Optionee. The Company shall bear all costs incurred in connection with the services of such investment banker or appraiser unless the Fair Market Value established by the investment banker or appraiser is (i) less than or equal to 110% of the Board of Directors' determination, in which case Optionee shall promptly pay or reimburse the Company for such costs or (ii) greater than 110% but less than 133% of the Board of Directors' determination, in which case Optionee shall promptly pay or reimburse the Company for 50% of such costs.

         (e) The Optionee shall not be considered to have ceased to be employed by the Company for purposes of this Agreement if he or she continues to be employed by a Subsidiary of the Company or by a company of which the Company is a Subsidiary.

    10.  COMPLIANCE WITH LEGAL REQUIREMENTS.

         (a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the reasonable opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.

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         (b)  The Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option, subject to Section 21 hereof. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

    11. SUBJECT TO CERTIFICATE OF INCORPORATION. The Optionee acknowledges that the Option Shares are subject to the terms of the Certificate of Incorporation.

    12. NO INTEREST IN SHARES SUBJECT TO OPTION. Neither the Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such Option Shares, if any, as shall have been issued to such person upon exercise of this Option or any part of it.

    13. DRAG ALONG OBLIGATION. If, at any time following an Initial Public Offering, Initial Stockholders of the Company owning not less than 20% of the outstanding shares of the Company's capital stock (the "Selling Group") determine to sell all of their shares of the Company's capital stock in an arm's-length sale to a person other than an Initial Stockholder, the members of the Selling Group shall have the right to require Optionee, and Optionee hereby agrees, to sell and deliver free and clear of all liens, claims and encumbrances, all Option Shares then owned by Optionee in the same transaction to such person, provided that Optionee receives the same terms, including without limitation the same consideration per Option Share, as is received in such transaction by the members of the Selling Group. Without limiting any rights or remedies available to any party hereto against the Optionee for any breach of this Section, it is expressly agreed that the Company shall have the right to enforce the rights intended to be extended to the Selling Group under this Section and to seek any available remedies against the Optionee for breach of this Section.

    14. TRANSFER AND ACQUISITION RIGHTS. If, at any time following an Initial Public Offering, Initial Stockholders of the Company (the "Transferring Stockholders") seek to transfer to a person other than an Initial Stockholder (the "Third Party") in a single transaction or series of related transactions more than 35% of the then outstanding capital stock of the Company, the Company shall give notice of the proposed transaction to the Optionee, which notice shall specify the number of shares of the Company's capital stock that the Transferring Stockholders desire to sell and the proposed terms thereof. If the Optionee is not otherwise afforded the opportunity to participate on a pro rata basis in such transfer on the same terms and conditions as the Transferring Stockholders, the Optionee shall have the right to sell to the Company, upon the same terms and conditions offered to the Transferring Stockholders by the Third Party, the number of vested but unexercised Option Shares that bears the same ratio to the total number of vested but unexercised Option Shares held by the Optionee as the total number of shares of capital stock of the Company proposed to be sold by the Transferring Stockholders to the Third Party bears to the total number of shares of capital stock of the Company held by all of the

Transferring Stockholders. Notwithstanding anything to the contrary contained herein, the provisions of this Section shall not be applicable to any sales by Initial Stockholders in a public offering registered under the Act.

    15. PLAN CONTROLS. The Option hereby granted is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Option without the Optionee's consent insofar as it may adversely affect the Optionee's rights under this Agreement.

    16. NOT AN EMPLOYMENT CONTRACT. Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or any Subsidiary to terminate the employment of the Optionee with or without Cause.

    17. GOVERNING LAW. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law.

    18. TAXES. The Committee may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, requiring the Optionee to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy its withholding obligations, or any other means provided in the Plan.

    19. NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

    If to the Company to:

         Falcon Building Products, Inc.
         Two North Riverside Plaza
         Chicago, Illinois 60606
         Attention:  General Counsel

    With a copy to:

         Investcorp International Inc.
         280 Park Avenue, 37th Floor
         New York, New York
         Attention:  Christopher Stadler

    If to the Optionee to the address set forth below the Optionee's signature below.

    20. AMENDMENTS AND WAIVERS. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

    21. S-8 REGISTRATION. The Company agrees that, immediately upon the occurrence of an Initial Public Offering, it will use its best efforts to file and have declared effective under the Act, and thereafter to maintain the effectiveness of, a registration statement on Form S-8 covering the Option Shares.

    22. ENTIRE AGREEMENT. This Agreement, together with the Plan, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

    23. SEPARABILITY. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

    24. HEADINGS. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

    25. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

    26. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

    27. REMEDIES. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

    28. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

    29. AUTHORIZED SHARES. The Company covenants that it will at all times maintain a sufficient number of authorized but unissued shares of Class C Stock or common stock, as the cases may be, to permit the exercise of the Option.

    30. THIRD PARTY BENEFICIARY. Shareholder is a third party beneficiary under the Agreement and shall have the right to enforce all rights granted to it hereunder.

    31. ARBITRATION. The parties shall use their best efforts and good will to settle all disputes by amicable negotiations. Except as otherwise provided in Section 9(d), any claim, dispute, disagreement or controversy that arises among the parties relating to this Agreement that is not amicably settled shall be resolved by arbitration, as follows:

         (a) Any such arbitration shall be heard in New York, New York, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Except as the parties may otherwise agree, all arbitrators shall be appointed in the first instance by the President of the Association of the Bar of the City of New York or, in the event of his unavailability by reason of disqualification or otherwise, by the Chairman of the Executive Committee of the Association of the Bar of the City of New York. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his decision as to the number of arbitrators and their identity shall be final.

         (b) An arbitration may be commenced by any party to this Agreement by the service of a written Request for Arbitration upon the other affected parties. Such Request for Arbitration shall summarize the controversy or claim to be arbitrated, and shall be referred by the complaining party to the appointing authority for appointment of arbitrators ten (10) days following such service or thereafter. If the panel of arbitrators is not appointed by the appointing authority within thirty (30) days following such reference, any party may apply to any court within the State of New York for an order appointing arbitrators qualified as set forth below. No Request for Arbitration shall be valid if it relates to a claim, dispute or controversy that would have been time barred under the applicable statute of limitations had such claim, dispute, disagreement or controversy been submitted to the Supreme Court of the State of New York.

         (c) All attorneys' fees and costs of the arbitration shall be borne by the respective party incurring such costs and fees. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

         (d) Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         (e) It is intended that controversies or claims submitted to arbitration under this Section 30 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                  FALCON BUILDING PRODUCTS, INC.

                                  By:
                                       ---------------------------
                                  Name:     Gus J. Athas
                                  Title:    Executive Vice President



                                  "OPTIONEE"

                                  --------------------------------
                                  Name:
                                  Address:



                                  Number of Option Shares:

STOCK OPTION AWARD SCHEDULE

                                             Shares Outstanding - 8,616,830
                                             Option Awards - 11%-947,851

FALCON BUILDING PRODUCTS

William K. Hall                                   241,271
Sam A. Cottone                                    120,636
Gus J. Athas                                       86,168
Edward Finnegan                                    86,168
Anthony Navitsky                                   51,701
Other                                              12,925
Reserved (for future issuance)                     38,776
                                                   ------
                                                  637,645

HART & COOLEY

Lawrence Lee                                       51,701
Dale A. Scholten                                    9,500
David A. Crouch                                     9,000
Other                                              15,967
Reserved (for future issuance)                     17,234
                                                   ------
                                                  103,402

MANSFIELD

Paul Fischer                                       51,701
J. Mark Haddock                                     9,000
William Menke                                       9,000
Theodore Catino                                     9,000
Other                                               8,000
Reserved (for future issuance)                     16,701
                                                   ------
                                                  103,402


DEVILBISS AIR POWER

William Allen                                      51,706

Tom DeWitt                                         10,340
H. Eugene Swacker                                  10,340
Other                                              31,016
                                                  -------
                                                  103,402


          TOTALS:

                    Falcon                        637,645
                    Hart & Cooley                 103,402
                    Mansfield                     103,402
                    DeVilbiss                     103,402
                                                  -------
                                                  947,851


                                          2